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                                                                   Exhibit 5.2
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                                                       May 18, 1998

Brandywine Realty Trust
16 Campus Boulevard
Newton Square, PA  19073

                  Re:       Registration Statement on Form S-8



Ladies and Gentlemen:

                            We have served as Maryland counsel to Brandywine
Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 5,000,000 common shares of beneficial interest, $.01 par value per share, of the Company (the "Shares") covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Shares are to be issued by the Company pursuant to the Company's Amended and Restated 1997 Long-Term Incentive Plan (the "Plan"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

                            In connection with our representation of the
Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

                            1. The Registration Statement, filed with the
Securities and Exchange Commission (the "Commission"), pursuant to the 1933
Act;

                            2. The Amended and Restated Declaration of Trust
of the Company, as amended (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                            3. The Bylaws of the Company, certified as of a
recent date by its Secretary;

                            4. Resolutions adopted by the Board of Trustees of
the Company (the "Board") relating to the approval of the Plan, certified as of a recent date by the Secretary of the Company;

                            5. Resolutions adopted by the Board relating to
the issuance and registration of the Shares, certified as of a recent date by the Secretary of the Company;

                            6. A specimen of the certificate evidencing the
Shares, certified as of a recent date by the Secretary of the Company;

                            7. A certificate of the SDAT as of a recent date
as to the good standing of the Company;

                            8. A certificate executed by the Secretary of the
Company, dated May 18, 1998;

                            9. A copy of the Plan, certified as of a recent
date by the Secretary of the Company; and




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                            10. Such other documents and matters as we have
deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

                            In expressing the opinion set forth below, we have
assumed, and so far as is known to us there are no facts inconsistent with, the following:

                            1. Each of the parties (other than the Company)
executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                            2. Each individual executing any of the Documents
on behalf of a party (other than the Company) is duly authorized to do so.

                            3. Each individual executing any of the Documents,
whether on behalf of such individual or another person, is legally competent to do so.

                            4. All Documents submitted to us as originals are
authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. We have relied on statements and information contained in certificates of officers of the Company. There are no oral or written modifications or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or conduct of the parties or otherwise.

                            5. The Shares will not be issued in violation of
any restriction or limitation contained in the Declaration.

                            6. The Company will be in good standing with the
SDAT at the date on which the Shares are actually issued.

                            The phrase "known to us" is limited to the actual
knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the transaction giving rise to the issuance of this opinion.

                            Based upon the foregoing, and subject to the
assumptions, limitations and qualifications stated herein, it is our opinion that:

                            1. The Company is a real estate investment trust
duly organized and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                            2. The Shares have been duly authorized for
issuance pursuant to the Plan and, when and if issued and delivered against payment therefor in the manner described in the Plan, the Registration Statement and the resolutions of the Board of the Company authorizing their issuance and assuming that the sum of (a) all shares of beneficial interest issued and outstanding as of the date hereof, (b) any shares of beneficial interest issued between the date hereof and the dates on which the Shares are actually issued and (c) the Shares will not exceed the total number of shares of beneficial interest that the Company is authorized to issue, the Shares will be validly issued, fully paid and nonassessable.

                            The foregoing opinion is limited to the
substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms on the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.


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                            We assume no obligation to supplement this opinion
if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                            This opinion is being furnished to the Company
solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted n any manner to, or delivered to any other person or entity (except Pepper Hamilton LLP, counsel to the Company) without, in each instance, our prior written consent.

                            We hereby consent to the filing of this opinion as
an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                   Very truly yours,


                                   /s/ Ballard Spahr Andrews and Ingersoll, LLP
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                                   Ballard Spahr Andrews and Ingersoll, LLP